Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
     The undersigned, the Chief Executive Officer and the Chief Financial Officer of Sunrise Senior Living, Inc. (the “Company”), each hereby certifies that, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge on the date hereof:
(a)	the Annual Report on Form 10-K of the Company for the Period Ended December 31, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul J. Klaassen
Paul J. Klaassen
Chief Executive Officer Date: March 22, 2008

/s/ Richard J. Nadeau
Richard J. Nadeau
Chief Financial Officer Date: March 22, 2008